Exhibit 3.46

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

DELL REVOLVER GP L.L.C.

Dated as of January 11, 2010

TABLE OF CONTENTS

		Page:
1.	FORMATION	1
2.	NAME	1
3.	PRINCIPAL OFFICE; REGISTERED AGENT	1
4.	TERM	1
5.	MEMBERS; SPECIAL MEMBER	2

	(a) Name and Mailing Address	2
	(b) Special Member	2

6.	CERTIFICATE	2
7.	PURPOSES	3
8.	POWERS	3
9.	MANAGEMENT	3

	(a) Board	3
	(b) Powers	3
	(c) Meeting of the Board	3
	(d) Quorum: Acts of the Board	4
	(e) Electronic Communications	4
	(f) Committees of Directors	4
	(g) Compensation of Directors; Expenses	5
	(h) Removal of Directors	5
	(i) Directors as Agents	5
	(j) Limitations on the Company’s Activities	5

10.	INDEPENDENT DIRECTOR	8
11.	OFFICERS	9

	(a) Appointment	9
	(b) President	9
	(c) Vice Presidents	9
	(d) Treasurer and Assistant Treasurers	9
	(e) Secretary and Assistant Secretaries	10
	(f) Officers as Agents	10
	(g) Duties of Board and Officers	10

12.	CAPITAL CONTRIBUTIONS	10

	(a) Initial Capital Contribution	10
	(b) Additional Contributions	10
	(c) Waiver of Partition; Nature of Interest	10

13.	ALLOCATION AND DISTRIBUTIONS	11

	(a) Allocations	11
	(b) Distributions	11

14.	BOOKS AND RECORDS	11
15.	OTHER BUSINESS	11

i

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

16.	EXCULPATION AND INDEMNIFICATION	11

	(a) Covered Persons	11
	(b) Indemnification	11
	(c) Expenses	12
	(d) Good Faith	12
	(e) Approvals; Authorizations	12
	(f) Survival	12
	(g) Non-Exclusive Rights	13

17.	ASSIGNMENTS; RESIGNATION; ADMISSION OF NEW MEMBERS	13

	(a) Assignments	13
	(b) Resignation	13
	(c) Admission of Additional Members	13

18.	DISSOLUTION	13

	(a) In General	13
	(b) Bankruptcy	14
	(c) Waiver	14
	(d) Winding Up	14
	(e) Termination	14

19.	GENERAL PROVISIONS	14

	(a) Benefits of Agreement; No Third-Party Rights	14
	(b) Notices	14
	(c) Severability of Provisions	15
	(d) Entire Agreement	15
	(e) Binding Agreement	15
	(f) Governing Law	15
	(g) Amendments	15
	(h) Construction	15
	(i) Limited Liability	15
	(j) Effectiveness	15
	(k) Counterparts	15

Exhibits:

Exhibit A	–	Definitions
Exhibit B	–	Member
Exhibit C	–	Directors’ Agreement

ii

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DELL REVOLVER GP L.L.C.

A Delaware Limited Liability Company

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DELL REVOLVER GP L.L.C. (the “Company”), is entered into as of January 11, 2010 by Dell Funding L.L.C., a Nevada limited liability company (“DF”), as the sole equity member, and the Independent Director. Capitalized terms used and not otherwise defined herein have the meanings set forth on Exhibit A hereto.

RECITALS:

WHEREAS, the Company was formed as a Delaware limited liability company on August 9, 2005 under the name Dell Revolver GP L.L.C. by the filing of a Certificate of Formation with the Delaware Secretary of State, pursuant to the Delaware Limited Liability Company Act (the “Act”) and the sole member adopted that certain Regulations of Dell Revolver GP L.L.C., dated as of August 9, 2005 (the “Regulations”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements set forth below, DFL, as the sole Member of the Company, and the Independent Director hereby amend and restate the Regulations in its entirety as this Agreement as follows:

1. Formation. The Company was formed as a Delaware limited liability company under the name Dell Revolver GP L.L.C. pursuant to the filing of a Certificate of Formation on August 9, 2005 with the Delaware Secretary of State.

2. Name. The name of the Company is “DELL REVOLVER GP L.L.C.”

3. Principal Office; Registered Agent. The principal office of the Company shall be located at One Dell Way, Round Rock, Texas 78682 or such other location as may hereafter be determined by the Member. The initial registered agent of the Company in the State of Delaware is the Corporation Service Company and the address of the initial registered agent is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Member may change the principal or registered office or agent of the Company from time to time.

4. Term. The Company shall continue until dissolved and terminated pursuant to the provisions of Section 18.

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

5. Members; Special Member.

(a) Name and Mailing Address. The name and mailing address of the Member is set forth on Exhibit B attached hereto. Subject to Section 9(j), the Member may act by written consent.

(b) Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 17 and 17(c) or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 17(b) and 17(c)), the person acting as an Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as the Special Member and shall continue the Company without dissolution. The Special Member may not resign from the Company or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement and (B) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, that upon the death or legal incapacity of a Special Member the personal representative of such Special Member shall automatically and without any further action on the part of any Person be admitted as a Special Member of the Company, and provided further each Person acting as a Special Member shall automatically cease to be a Special Member of the Company upon the admission to the Company of a substitute Member appointed by the personal representative of the Member who last ceased to be a member of the Company. Except as provided in the next succeeding sentence, the Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. The Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, including without limitation, Section 18-301(b)(i), the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company; provided, however, such prohibitions shall not limit the obligations of a Special Member in such Person’s capacity as an Independent Director to vote on any Material Action. To implement the admission to the Company of the Special Member, the person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the person acting as an Independent Director pursuant to Section 10 shall not be a member of the Company.

6. Certificate. Mindy Riddle is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Delaware Secretary of State. Upon the filing of the Certificate of Formation, her powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The Member or an Officer shall also execute, deliver and file any application or similar document necessary for the Company to obtain any license or registration required to conduct its business in any jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

7. Purposes. The purpose of the Company is to transact any and all lawful business for which limited liability companies may be organized under the Act, and to do all things necessary or incidental thereto to the fullest extent permitted by Law.

8. Powers. Subject to Section 9(j), the Company, and the Board and the Officers of the Company on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

9. Management.

(a) Board. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board consisting of one or more Directors designated by the Member. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 10. The initial number of Directors shall be three (3), at least one of whom shall be an Independent Director pursuant to Section 10. The Member hereby appoints Don Berman, Scott Thacker and Orlando Figueroa as the initial Directors. The initial Independent Director shall be Orlando Figueroa. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Directors’ Agreement. A Director need not be a Member.

(b) Powers. Subject to Section 9(j), the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7 and 9(j), the Board has the authority to bind the Company.

(c) Meeting of the Board. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than three days’ notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f) Committees of Directors.

(i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii) Any such committee, to the extent provided in the resolution of the Board, and in all cases subject to Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(iv) For the avoidance of doubt, no committee of the Board shall have any power to exercise any right or to take any action that the Board would not be allowed to exercise or take hereunder without complying with the conditions to exercising such right or taking such action, if any, imposed hereunder on the Board, including any limitations imposed under Section 9(j).

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Board taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, a Director may not bind the Company.

(j) Limitations on the Company’s Activities.

(i) This Section 9(j) is being adopted in order to (A) make remote the possibility that the Company would enter Bankruptcy, either by itself or by substantive consolidation with the Bankruptcy of the Member should such a Bankruptcy occur, and (B) to make the Company a “special purpose” entity.

(ii) None of the Member, the Board, any Director or any Officer shall, amend, alter, change or repeal the definition of “Independent Director” or Sections 7, 8, the first sentence of Sections 9(a), 10, 17, 18 or 19(g), or the definitions in Exhibit A (to the extent that the definitions are used in any of the foregoing sections), without the consent of the Board (including the Independent Director). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 19(g).

(iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member, nor the Board, nor any Officer, nor any other Person shall be authorized or empowered to cause or permit the Company to take any Material Action, and the Company shall not take any Material Action, without the prior unanimous written consent of the Member and the Board (including the Independent Director); provided, that the Board may not vote on, or authorize the taking of, any Material Action unless there is at least one Independent Director then serving in such capacity.

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(iv) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company.

(v) The Member, the Board and the Officers shall cause the Company to:

(A) maintain its own books of account, bank accounts and records separate from any other Person (which, however, may be within the premises of and leased from the Member);

(B) have its own business office at which its own separate limited liability company books of account and records will be held;

(C) observe all requirements of the Act, the Certificate of Formation and this Agreement;

(D) pay all its own liabilities, including payment to employees, consultants and agents;

(E) preserve its limited liability company form and hold itself out to the public and all other Persons as a separate legal entity from all other Persons;

(F) conduct its business in its own name and correct any known misunderstanding regarding its separate identity;

(G) not identify itself as a division of any other Person;

(H) strictly observe and maintain separate financial records that are and will continue to be maintained to reflect its assets and liabilities that could be subject to audit by independent public accountants;

(I) declare and pay all dividends but only in accordance with law, the provisions of its organic documents, and the provisions of any agreement to which it is a party;

(J) maintain its assets and liabilities in such a manner that its individual assets and liabilities can be readily and inexpensively identified from those of any other Person;

(K) avoid commingling or pooling its funds or other assets or liabilities with those of any other Person except with respect to commingling of collections but only to the extent permitted under the agreements to which it is a party;

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(L) properly reflect in its financial records all monetary transactions between it and the Member or Affiliate thereof;

(M) maintain an arm’s length relationship with its Affiliates and the Member;

(N) not hold out its credit or assets as being available to satisfy the obligations of any other Person;

(O) use separate stationery from any other Person;

(P) except as contemplated or permitted to carry out the purposes set forth in Section 7, not pledge its assets for the benefit of any other Person;

(Q) maintain financial statements that will be used by it in its ordinary course of business separate from the financial statements of any other Person, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on any financial statement of any other Person;

(R) except as otherwise permitted or contemplated herein, hold title to each of the Company’s assets in the Company’s name;

(S) file its own tax returns separate from those of any other Person (except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law) and pay any taxes required to be paid under applicable law;

(T) not engage in any business other than as required or permitted to be performed under Section 7 or this Section 9;

(U) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; and

(V) cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(vi) The Member, the Board and the Officers shall cause the Company to refrain from taking, and the Company shall not take, any of the following actions:

(A) guaranteeing any obligation of any Person, including any Affiliate;

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(B) incurring, creating or assuming any indebtedness other than as expressly permitted hereunder;

(C) making or permitting to remain outstanding any loan or advance to, or owning or acquiring any stock or securities of, any Person, except that the Company may (1) invest in those investments in accordance with any agreement permitted hereunder (2) make any advance required or expressly permitted to be made pursuant to any provisions of any agreement permitted hereunder and (3) permit the same to remain outstanding in accordance with such provisions and (4) acquire the equity interests of any Person to carry out the purposes hereunder; or

(D) to the fullest extent permitted by law, engaging in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision hereunder.

10. Independent Director. The Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including their respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(ii) and (iii). No resignation or removal of the Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (a) shall have accepted his or her appointment as the Independent Director by a written instrument, which may be a counterpart signature page to the Directors’ Agreement and (b) shall have executed a counterpart to this Agreement as required by Section 5(b) and no replacement or appointment of any director that is to serve as an Independent Director shall be effective until (x) the Company shall provide no less than ten (10) days’ prior written notice to the Agent of the replacement or appointment of such director that is to serve as an Independent Director, such notice to certify that the designated Person satisfies the criteria set forth in the definition of “Independent Director”, and (y) (i) the Agent shall have determined in its reasonable judgment that the designated Person satisfies the criteria set forth in the definition of “Independent Director” or (ii) if the proposed Independent Director is an SPE Service Company Employee, the Member, shall have delivered to the Agent an officer’s certificate to the effect that the designated Person is an SPE Service Company Employee and otherwise satisfies the criteria set forth in the definition of “Independent Director.” If a vacancy occurs in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising his rights and performing his duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. The Independent Director shall not at any time serve as trustee in bankruptcy for the Company or any Affiliate of the Company. The initial Independent Director of the Company designated by the Member shall be appointed shortly after formation of the Company. Notwithstanding any provision to the contrary contained in this Agreement, the Member shall not act with respect to the selection, maintenance or replacement of the Independent Director without being duly authorized by unanimous vote of the Board (including the Independent Director, other than in the case of a vote following the death or resignation of the Independent Director regarding the replacement of such director).

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

11. Officers.

(a) Appointment. The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board and may consist of a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Member or by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

(b) President. The President of the Company shall have all general executive rights, power, authority, duties, and responsibilities with respect to the management and control of the business and affairs of the Company. The President shall have full power and authority to bind the Company and to execute any and all contracts, agreements, instruments, or other documents for and on behalf of the Company, and any and all such actions properly taken by the President of the Company shall have the same force and effect as if taken by the Board. Unless otherwise determined by the Board, the President shall be the chief executive officer of the Company and may include those words in his title.

(c) Vice Presidents. Each Vice President of the Company shall have such duties and responsibilities with respect to the conduct of the business and affairs of the Company as are assigned from time to time by the Board or the President. Each Vice President of the Company shall have full power and authority to bind the Company and to execute any and all contracts, agreements, instruments, or other documents for and on behalf of the Company, and any and all such actions properly taken by a Vice President of the Company shall have the same force and effect as if taken by the Board.

(d) Treasurer and Assistant Treasurers. The Treasurer of the Company shall have responsibility for the custody and control of all funds of the Company and shall have such other powers and duties as may from time to time be assigned by the Board or the President. The Treasurer of the Company may delegate to any Assistant Treasurer of the Company such of the Treasurer’s duties and responsibilities as the Treasurer deems advisable, and (subject to the control and supervision of the Treasurer) such Assistant Treasurer may exercise such delegated duties and responsibilities as fully, and with the same force and effect, as the Treasurer.

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(e) Secretary and Assistant Secretaries. The Secretary of the Company shall prepare and maintain all records of Company proceedings and may attest the signature of any authorized officer of the Company on any contract, agreement, instrument, or other document and shall have such other powers and duties as may from time to time be assigned by the Board or the President. The Secretary of the Company may delegate to any Assistant Secretary of the Company such of the Secretary’s duties and responsibilities as the Secretary deems advisable, and (subject to the control and supervision of the Secretary) such Assistant Secretary may exercise such delegated duties and responsibilities as fully, and with the same force and effect, as the Secretary.

(f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

12. Capital Contributions.

(a) Initial Capital Contribution. The Member has contributed to the Company property of an agreed value. In accordance with Section 5(b), the Special Member shall not be required to make any capital contributions to the Company.

(b) Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time. The provisions of this Section 12, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company, and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. The Member shall not be entitled to any interest on its contributions, and, except to the extent expressly provided in this Agreement, the Member shall not have the right to demand or to receive the return of all or any part of its contributions.

(c) Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 13 hereof The interest of the Member in the Company is personal property.

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

13. Allocation and Distributions.

(a) Allocations. All items of income, gain, loss, deduction, and credit of the Company shall be allocated to the Member.

(b) Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make, and the Board shall not be required to approve, any distribution to the Member on account of its interest in the Company if such distribution would (i) violate the Act or other applicable law or (ii) constitute a default or event of default under any agreement to which the Company is a party.

14. Books and Records. The Company, under the direction of the Board, shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be under the direction of the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

15. Other Business. The Member, the Special Member and any Affiliate of the Member or the Special Member shall be free to engage in or possess an interest in other businesses or activities (unconnected with the Company) of every kind and description, independently or with others even if such business or activity competes with or is enhanced by the business of the Company. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16. Exculpation and Indemnification.

(a) Covered Persons. To the fullest extent permitted by law, neither the Member nor the Special Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement.

(b) Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage, claim, judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) (collectively, a “Claim”) incurred by such Covered Person by reason of any act or omission performed or

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement; provided, however, that any indemnity under this Section 16 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 16 shall be payable from amounts allocable to any other Person pursuant to an agreement by which the Company is a party.

(c) Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any Claim shall, from time to time, be advanced by the Company prior to the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 16; provided, however, that any indemnity under this Section 16 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 16 shall be payable from amounts allocable to any other Person pursuant to an agreement by which the Company is a party.

(d) Good Faith. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) Approvals; Authorizations. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.

(f) Survival. The foregoing provisions of this Section 16 shall survive any termination of this Agreement. The rights granted pursuant to this Section 16 shall be deemed contract rights, and no amendment, modification or repeal of this Section 16 shall have the effect of limiting or denying any such rights with respect to actions taken arising prior to any such amendment, modification or repeal.

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(g) Non-Exclusive Rights. The provisions of this Section 16 shall not be exclusive of any other right under any law, provision of this Agreement or otherwise. Notwithstanding this Section 16, the obligations of the Company under this Section 16 shall not apply to actions that are determined by a court of competent jurisdiction to constitute gross negligence, willful misconduct, or fraud, BUT IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS SECTION 16 COULD INVOLVE INDEMNIFICATION OF A PERSON FOR HIS, HER OR ITS ORDINARY NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY. The Company may purchase and maintain insurance to protect itself and Covered Person, whether or not the Company would have the power to indemnify such Person under this Section 16.

17. Assignments; Resignation; Admission of New Members.

(a) Assignments. Subject to Section 17(c), the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 17, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger, conversion or consolidation shall, without further act, be the Member hereunder, and such merger, conversion or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

(b) Resignation. The Member may not resign unless the Member has caused another Person to be admitted as a member of the Company prior to such resignation. If the Member resigns pursuant to this Section 17(b), an additional member of the Company shall be admitted to the Company, subject to Section 17(c), upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

(c) Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

18. Dissolution.

(a) In General. Subject to Section 5(b) and 9(j)(iii), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (A) to continue the Company and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member in the Company.

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(b) Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) Waiver. Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company.

(d) Winding Up. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e) Termination. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

19. General Provisions.

(a) Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 19(e) and except for the provisions of Sections 5(b), 9(j), 10, 16(b), 17, 18(b) and (c), and 19(a) (such provisions, the “Third-Party Benefit Provisions”)).

(b) Notices. Any notice required to be delivered hereunder shall be in writing. Notices and other communications will be deemed to have been given when dispatched by means of electronic facsimile transmission, one business day after delivery to a national overnight delivery carrier guaranteeing next day delivery, delivery charges prepaid, or three business days after being deposited in the United States mail, postage prepaid, addressed to the Person to whom the notice is intended to be given at its address (i) in the case of the Company, as set forth in Section 3 and (ii) in the case of the Member, at its address as listed on Exhibit B. A Person may change its notice address by notice in writing to the Company and to each other member of the Company (if any) given under this Section 19(b).

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

(c) Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

(d) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(e) Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 16, 17, 18, 19(a), 19(e) and 19(g), constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be an intended beneficiary of this Agreement.

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

(g) Amendments. Subject to Section 9(j)(ii), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding any other provision of this Agreement, Exhibit B hereto may be amended without the prior written consent of any party.

(h) Construction. The titles of the Sections in this Agreement have been inserted as a matter of convenience of reference only and do not affect the meaning or construction of any of the provisions in this Agreement.

(i) Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

(j) Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Delaware Secretary of State.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

IN WITNESS WHEREOF, the Member and the Independent Director have executed this Agreement as of the date first set forth above.

MEMBER:

DELL FUNDING L.L.C.

By:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Assistant Secretary

INDEPENDENT DIRECTOR:

Orlando Figueroa

Signature Page

Limited Liability Company Agreement

(DELL REVOLVER GP L.L.C.)

IN WITNESS WHEREOF, the Member and the Independent Director have executed this Agreement as of the date first set forth above.

MEMBER:

DELL FUNDING L.L.C.

By:

Name:
Title:

INDEPENDENT DIRECTOR:

/s/ Orlando Figueroa
Orlando Figueroa

Signature Page

Limited Liability Company Agreement

(DELL REVOLVER GP L.L.C.)

EXHIBIT A

Definitions

A. Definitions. When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the Section 1.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Agent” means JPMorgan Chase Bank, N.A., in its capacity as agent pursuant to the NPA.

“Agreement” means this First Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, is entered against such Person (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (g) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Board” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on August 9, 2005, as amended or amended and restated from time to time.

“Claim” has the meaning set forth in Section 16(b).

“Company” has the meaning set forth in the first paragraph to this Agreement.

Exhibit A

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

( DELL REVOLVER GP L.L.C.)

“Control” and its derivatives means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term “controlled” shall have a meaning correlative to the foregoing.

“Covered Persons” has the meaning set forth in Section 16(a).

“DFL” has the meaning set forth in the first paragraph to this Agreement.

“Directors” means the Persons elected to the Board from time to time by the Member, including the Independent Director, in their capacity as managers of the Company.

“Directors’ Agreement” means the agreement of the Directors in the form attached hereto as Exhibit C. The Directors’ Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Independent Director” shall mean a natural person who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is the Independent Director, (A) except in the case of an SPE Service Company Employee acting as a director of an Affiliate of the Company, a director, officer, employee, partner, shareholder, member, manager or Affiliate of any Affiliate of the Company, (B) a supplier to Dell Revolver Company L.P. or any of its Affiliates, (C) a Person controlling any partner, shareholder, member, manager, Affiliate or supplier of any of the Affiliates of Dell Revolver Company L.P., or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Affiliates of Dell Revolver Company L.P.; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with an SPE Service Company.

“Material Action” means to (a) institute proceedings to have the Company be adjudicated bankrupt or insolvent, (b) consent to the institution of Bankruptcy or insolvency proceedings against the Company (c) file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to Bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of their property, (e) make any assignment for the benefit of creditors of the Company, (f) admit in writing the Company’s inability to pay its debts generally as they become due, (g) to the fullest extent permitted by law, take action in furtherance of any such action described in (a)-(f) above, or (h) to the fullest extent permitted by law, dissolving or liquidating the Company or taking any action in furtherance of the dissolution or liquidation of the Company.

“Member” means Dell Funding L.L.C. as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Member.

Exhibit A

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

( DELL REVOLVER GP L.L.C.)

“NPA” means the Note Purchase Agreement, dated as of December 9, 2009, by and among Dell Revolver Company L.P., Dell Financial Services L.L.C., Dell Revolver GP L.L.C., Dell Inc., Falcon Asset Securitization Company LLC, and JPMorgan Chase Bank, N.A., as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Officer” means an officer of the Company described in Section 11.

“Person” means an individual, partnership, joint venture, corporation, national banking association, trust, limited liability company, other entity, association or unincorporated organization, and a government or agency or political subdivision thereof.

“Regulations” has the meaning set forth in the Recitals to this Agreement.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(b), a person acting as Independent Director, in such person’s capacity as a member of the Company. Special Member shall only have the rights and duties expressly set forth in this Agreement.

“SPE Service Company” means any entity that provides, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“SPE Service Company Employee” means any natural person who, at the time of his or her appointment as an Independent Director, had at least three years of employment experience with, and was a full time employee of, an SPE Service Company.

B. Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or references not attributed to a particular document shall be references to such parts of this Agreement.

Exhibit A

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

( DELL REVOLVER GP L.L.C.)

EXHIBIT B

Member

MEMBER/ CONTACT INFORMATION

Dell Funding L.L.C.
One Dell Way
Round Rock, Texas 78682

Exhibit B

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

( DELL REVOLVER GP L.L.C.)

EXHIBIT C

Directors’ Agreement

January 11, 2010

DELL REVOLVER GP L.L.C.

One Dell Way

Round Rock, Texas 78682

Attn: General Corporate Counsel

Re:     Directors’ Agreement

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of Dell Revolver GP L.L.C., a Delaware limited liability company (the “Company”), in accordance with the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 11, 2010, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1. Each of the undersigned accepts such person’s rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Director is designated or until such person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. Each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, (a) not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company and (b) not to join with or cooperate or encourage any other Person to do any of the foregoing.

Exhibit C

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

3. THIS DIRECTORS’ AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS. Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement. This Directors’ Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Directors’ Agreement and all of which together shall constitute one and the same instrument.

[signature page follows]

Exhibit C

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(DELL REVOLVER GP L.L.C.)

IN WITNESS WHEREOF, the undersigned have executed this Directors’ Agreement as of the day and year first above written.

Directors:

/s/ Don Berman
Don Berman

/s/ Scott Thacker
Scott Thacker

/s/ Orlando Figueroa
Orlando Figueroa

Signature Page

Directors’ Agreement

(DELL REVOLVER GP L.L.C.)

First Amendment to the

First Amended and Restated Limited Liability Company Agreement of Dell Revolver GP L.L.C.

This First Amendment (this “First Amendment”) to the First Amended and Restated Limited Liability Company Agreement (the “Company LLC Agreement”) of Dell Revolver GP L.L.C., a Delaware limited liability company (the “Company”), dated as of January 11, 2010 (the “Company LLC Agreement Date”), is made as of October 8, 2013. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Company LLC Agreement.

WHEREAS, the Company was formed as a Delaware limited liability company on August 9, 2005 (the “Formation Date”) and Dell Funding L.L.C., a Nevada limited liability company (the “Initial Member”), as the sole member, adopted those certain Regulations of the Company, dated as of the Formation Date (the “Regulations”);

WHEREAS, in accordance with the Regulations and pursuant to the Assignment of Partnership Interest and Membership Interest (the “Assignment Agreement”), dated as of the September 21, 2005 (the “Assignment Date”), entered into by the Company, the Initial Member and Dell Revolver Funding, L.L.C., a Nevada limited liability company (the “New Member”), (i) the Initial Member has heretofore transferred, assigned and conveyed all of the limited liability company interests in the Company to the New Member (the “Assignment”); (ii) simultaneous with the Assignment, the New Member was admitted to the Company as the sole member of the Company; (iii) immediately following the admission of the New Member as the sole member of the Company, the Initial Member ceased to be a member of the Company and ceased to have or exercise any right or power as a member of the Company; and (iv) the Company was continued without dissolution (such Assignment Agreement and the transactions effectuated thereby and contemplated therein being hereby ratified, approved and confirmed in all respects);

WHEREAS, on the Company LLC Agreement Date, at a time when the New Member was the sole member of the Company, the Company LLC Agreement was executed in the name of the Initial Member as sole equity member of the Company;

WHEREAS, the Initial Member, the New Member and the Directors wish to confirm adoption of the Company LLC Agreement by the New Member;

WHEREAS, the sole Member has the power to amend the Company LLC Agreement, subject to Section 9(j)(ii) of the Company LLC Agreement, pursuant to Section 19(g) of the Company LLC Agreement;

WHEREAS, the New Member wishes to amend the Company LLC Agreement in order to correctly reference the name of the Member and as further set forth below; and

WHEREAS, the New Member and the Directors wish to ratify past actions taken by the Initial Member, the New Member and the Company’s officers and managers, including the Directors, occurring on or after the Assignment Date.

NOW, THEREFORE, the undersigned hereby adopt the following resolutions:

1. Adoption of the Company LLC Agreement. Effective as of the Company LLC Agreement Date, the Company LLC Agreement is hereby adopted by the New Member as the sole member of the Company.

Dell - Internal Use - Confidential

2. Amendment to Preamble. Effective as of the Company LLC Agreement Date, the preamble of the Company LLC Agreement is hereby deleted in its entirety and replaced by the following: “This First Amended and Restated Limited Liability Company Agreement of Dell Revolver GP L.L.C. (the “Company”), executed as of January 11, 2010 by the Independent Director (as defined below) is adopted by Dell Revolver Funding L.L.C., a Nevada limited liability company, as the sole equity member. Capitalized terms used and not otherwise defined herein have the meanings set forth on Exhibit A hereto.”

3. Amendment to Recitals. Effective as of the Company LLC Agreement Date, the second paragraph of the recitals of the Company LLC Agreement is hereby deleted in its entirety and replaced by the following: “NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements set forth below, the Regulations are amended and restated in their entirety as this Agreement as follows:”

4. Amendment to Section 19(j). Effective as of the Company LLC Agreement Date, the Section 19(j) of the Company LLC Agreement is hereby deleted in its entirety and replaced with “Intentionally Omitted.”

5. Amendment to Exhibit A. Effective as of the Company LLC Agreement Date, the definition of “Member” in Exhibit A is amended by deleting “Dell Funding L.L.C. as the initial member” and replacing it with “Dell Revolver Funding L.L.C. as the sole member”.

6. Amendment to Exhibit B. Effective as of the Company LLC Agreement Date, Exhibit B is hereby amended by deleting “Dell Funding L.L.C.” and replacing it with “Dell Revolver Funding L.L.C.”

7. Effect of Agreement. Except as otherwise set forth in this First Amendment, all terms and conditions set forth in the Company LLC Agreement shall remain in full force and effect.

8. Confirmation of Appointment. The appointments of Orlando Figueroa as Independent Director, Don Berman as Director and Scott Thacker as Director are hereby confirmed. Orlando Figueroa hereby confirms the effectiveness of his execution of the Company LLC Agreement as Independent Director and each of the Directors hereby confirms the effectiveness of their execution of the Directors Agreement dated as of the Company LLC Agreement Date.

9. Ratification. All actions taken by each of the Initial Member and the New Member from and after the Assignment Date acting as sole member of the Company, that would have been permissible by the sole member of the Company under (i) the Regulations prior to the Company LLC Agreement Date, or (ii) the Company LLC Agreement from and after the Company LLC Agreement Date, are hereby approved, ratified, confirmed and adopted in all respects. All actions taken by Persons designated by either the Initial Member or the New Member as the Company’s officers and managers, including the Directors, from and after the Assignment Date in their capacities as the Company’s officers and managers, that were approved by the Initial Member or the New Member or that would have otherwise been permissible pursuant to the authorities granted to them under (i) the Regulations prior to the Company LLC Agreement Date, or (ii) the Company LLC Agreement from and after the Company LLC Agreement Date, are hereby approved, ratified, confirmed and adopted in all respects.

Dell - Internal Use - Confidential

10. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

[Signature Page Follows]

Dell - Internal Use - Confidential

IN WITNESS WHEREOF, the Initial Member, the New Member and the Directors have executed this First Amendment as of the date first set forth above.

INITIAL MEMBER:

Dell Funding L.L.C.

By:	/s/ Janet Wright

Name:	Janet Wright
Title:	Vice President and Assistant Secretary

NEW MEMBER:

Dell Revolver Funding L.L.C.

By:	/s/ Janet Wright

Name:	Janet Wright
Title:	Vice President and Assistant Secretary

Dell Revolver GP L.L.C.

DIRECTORS:

/s/ William Wavro
William Wavro
Director

/s/ Scott Thacker
Scott Thacker
Director

/s/ Orlando Figueroa
Orlando Figueroa
Independent Director

Dell - Internal Use - Confidential

Second Amendment to the

First Amended and Restated Limited Liability Company Agreement

of Dell Revolver GP L.L.C.

This Second Amendment (this “Amendment”) to the First Amended and Restated Limited Liability Company Agreement, dated as of January 11, 2010 (as amended by the First Amendment thereto, dated as of October 8, 2013, the “LLC Agreement”), of Dell Revolver GP L.L.C., a Delaware limited liability company (the “Company”), is entered into as of August 24, 2016, by Dell Revolver Funding, L.L.C., a Nevada limited liability company, as the sole member (the “Member”) and the directors of the Company (the “Directors”). Capitalized terms used herein but not defined herein shall have the meaning set forth in the LLC Agreement.

W I T N E S S E T H:

WHEREAS, the Member has the power to amend the LLC Agreement, subject to Section 9(j)(ii) of the LLC Agreement, pursuant to Section 19(g) of the LLC Agreement; and

WHEREAS, the Member and the Directors desire to amend certain provisions of the LLC Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the LLC Agreement as follows:

1.	Amendment to Section 9(j). Section 9(j) of the LLC Agreement is hereby amended as follows:

a.	Section 9(j)(i) is hereby deleted in its entirety and replaced with “Intentionally Omitted.”;

b.	Section 9(j)(v) is hereby deleted in its entirety and replaced with “Intentionally Omitted.”; and

c.	Section 9(j)(vi) is hereby deleted in its entirety and replaced with “Intentionally Omitted.”

2.

Effect on Agreement. Except as otherwise set forth in this Amendment, all terms and conditions set forth in the LLC Agreement shall remain in full force and effect. This Amendment shall be effective as of the date hereof.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each such counterpart shall be deemed an original, and all of such counterparts together shall constitute a single document.

IN WITNESS WHEREOF. the Member and the Directors have duly executed this Amendment as of the date first above written.

MEMBER:

DELL REVOLVER FUNDING L.L.C.

By:	/s/ Janet B. Wright

Name:	Janet B. Wright
Title:	Vice President and Assistant Secretary

DIRECTORS:

Albert Fioravanti, Director

Colin Keaney, Director

William Kendall Wavro, Director

[Signature Page to Amendment to Dell Revolver GP L.L.C. Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member and the Directors have duly executed this Amendment as of the date first above written.

MEMBER:

DELL REVOLVER FUNDING L.L.C.

By:

Name:	Janet B. Wright
Title:	Vice President and Assistant Secretary

DIRECTORS:

/s/ Albert Fioravanti
Albert Fioravanti, Director

Colin Keaney, Director

William Kendall Wavro, Director

[Signature Page to Amendment to Dell Revolver GP L.L.C. Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member and the Directors have duly executed this Amendment as of the date first above written.

MEMBER:

DELL REVOLVER FUNDING L.L.C.

By:

Name:	Janet B. Wright
Title:	Vice President and Assistant Secretary

DIRECTORS:

Albert Fioravanti, Director

/s/ Colin Keaney
Colin Keaney, Director

William Kendall Wavro, Director

[Signature Page to Amendment to Dell Revolver GP L.L.C. Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member and the Directors have duly executed this Amendment as of the date first above written.

MEMBER:

DELL REVOLVER FUNDING L.L.C.

By:

Name:	Janet B. Wright
Title:	Vice President and Assistant Secretary

DIRECTORS:

Albert Fioravanti, Director

Colin Keaney, Director

/s/ William Kendall Wavro
William Kendall Wavro, Director

[Signature Page to Amendment to Dell Revolver GP L.L.C. Limited Liability Company Agreement]